Exhibit 32.2

UAS DRONE CORP.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of UAS Drone Corp. (the “Company”) on Form 10-Q for the period ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shlomo Zakai, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 7, 2024	/s/ Shlomo Zakai
Shlomo Zakai
Chief Financial Officer (Principal Financial Officer)